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                                                                   EXHIBIT 23.01



                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Prospectus constituting part of the Registration Statements on Form S-3 (No. 333-22735, No. 333-48565 and No. 333-50779) of HNC Software Inc. of our report dated January 29, 1999 appearing on page 37 of this Form 10-K. We also consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 33-92902, No. 333-14323, No. 333-18871, No. 333-42819, No. 333-46875, No.
333-50623, No. 333-62195 and No. 333-71923) of HNC Software Inc. of our report dated January 29, 1999 appearing on page 37 of this Form 10-K.




PRICEWATERHOUSECOOPERS LLP


San Diego, California
March 26, 1999